Exhibit 10.5

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Amendment”) is made and dated as of August 11, 2014, and is entered into by and between CONCERT PHARMACEUTICALS, INC., a Delaware corporation (the “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement (defined below).

RECITALS

A. The Borrower and the Lender are party to that certain Loan and Security Agreement dated as of December 22, 2011, as amended as of January 14, 2014 (the “Loan Agreement”).

B. The parties desire to amend the Loan Agreement on the terms set forth herein.

AGREEMENT

NOW, THEREFORE, Borrower and Lender agree as follows:

1. Section 7.1(c) of the Loan Agreement is hereby amended and restated as follows:

(c) as soon as practicable and in any event within ninety days (90 days) after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Lender, accompanied by an audit report from such accountants which is unqualified as to scope of audit;

2. Section 7.1 of the Loan Agreement is hereby amended by deleting the final paragraph thereof, and replacing it with the following:

“The executed Compliance Certificate may be sent to Lender via e-mail to jbourque @herculestech.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to jbourque@herculestech.com provided that, (i) if e-mail is not available or sending such Financial Statements via e-mail is not possible, they may be sent via facsimile to Lender at: (866) 468-8916, attention Chief Credit Officer, and (ii) documents to be furnished under Sections 7.1(b) and (c) may be furnished as set forth in the following sentence. Documents required to be delivered under Sections 7.1(b), (c) and (e) shall be deemed properly delivered on the date on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website, or the date on which such documents are available on Edgar or other publicly available website and Borrower notifies Lender by email of such availability.”

3. The Compliance Certificate is hereby amended by deleting “180 days” and replacing it with “90 days.”

4. Except as modified herein, the Loan Agreement remains unchanged and in full force and effect. The Borrower hereby ratifies, confirms and reaffirms the terms and conditions of the Loan Agreement and the Loan Documents, and all grants of security by the Borrower to the Lender in connection therewith.

5. This Amendments shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6. The Borrower represents that no Event of Default has occurred and is continuing.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, Borrower and Lender have duly executed and delivered this First Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWER: CONCERT PHARMACEUTICALS, INC.

Signature:	/s/ Ryan Daws

Print Name:	Ryan Daws

Title:	Chief Financial Officer

Accepted in Boston, Massachusetts:

LENDER: HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang

Name:	Ben Bang

Its:	Senior Council